UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

ORGENESIS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ORGENESIS INC.

20271 Goldenrod Lane

Germantown, Maryland 20876

April 21, 2023

To Our Stockholders:

You are cordially invited to attend the 2023 annual meeting of stockholders of Orgenesis Inc. (the “Company”) to be held at June 8, 2023 at 10:00 a.m. EST. We have decided to hold this year’s annual meeting virtually via live audio webcast on the internet. We believe hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by first registering at www.viewproxy.com/ORGS/2023. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. You will not be able to attend the annual meeting physically.

Details regarding the meeting, the business to be conducted at the meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, six (6) persons will be elected to our board of directors (“Board of Directors”). In addition, we will ask stockholders to approve certain terms of the Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) entered into in connection with the Unit Purchase Agreement, dated as of November 4, 2022 (the “Unit Purchase Agreement”), by and among the Company, Morgenesis LLC, a subsidiary of the Company (“Morgenesis”), and MM OS Holdings, L.P. (“MM”), which granted certain rights to MM with respect to Morgenesis and the exercise by MM of its rights under the LLC Agreement, as disclosed in this proxy statement, ratify the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for our fiscal year ending December 31, 2023, to approve the compensation of our named executive officers, as disclosed in this proxy statement, and to vote on the frequency of holding an advisory vote on the compensation of our named executive officers. Our Board of Directors recommends the approval of each of these proposals and a vote for a frequency of voting on executive compensation every three years. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 24, 2023, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2023 Annual Meeting of Stockholders and our 2022 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement. Thank you for your continued support of Orgenesis Inc. We look forward to your attendance at the annual meeting.

Sincerely,

/s/ Vered Caplan
Vered Caplan
Chairperson of the Board

ORGENESIS INC.

20271 Goldenrod Lane

Germantown, Maryland 20876

April 21, 2023

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 AM EST

DATE:	June 8, 2023

ACCESS: This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by first registering at www.viewproxy.com/ORGS/2023. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3 of the accompanying proxy statement.

PURPOSES:

1.	To elect six (6) directors to serve one-year terms expiring in 2024;

2.	Approval of certain terms of the Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) entered into in connection with the Unit Purchase Agreement, dated as of November 4, 2022 (the “Unit Purchase Agreement”), by and among the Company, Morgenesis LLC, a subsidiary of the Company (“Morgenesis”), and MM OS Holdings, L.P. (“MM”), which grant certain rights to MM with respect to Morgenesis and the exercise by MM of its rights under the LLC Agreement, as disclosed in this proxy statement;

3.	To ratify the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

4.	To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement;

5.	To approve by an advisory vote the frequency of holding an advisory vote on compensation of our named executive officers; and

6.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Orgenesis Inc. common stock at the close of business on April 12, 2023. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 20271 Goldenrod Lane, Germantown, MD 20876.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

/s/ Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

TABLE OF CONTENTS

Page

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8

MANAGEMENT AND CORPORATE GOVERNANCE	10

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	18

EQUITY COMPENSATION PLAN INFORMATION	24

REPORT OF AUDIT COMMITTEE	24

DELINQUENT SECTION 16(a) REPORTS	25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	25

Proposal No. 1 ELECTION OF DIRECTORS	26

Proposal No. 2 APPROVAL OF LLC AGREEMENT TERMS WHICH GRANTED CERTAIN RIGHTS TO MM OS HOLDINGS, L.P. WITH RESPECT TO MORGENESIS, A SUBSIDIARY OF THE COMPANY, AND THE EXERCISE BY MM OS HOLDINGS, L.P. OF ITS RIGHTS UNDER THE LLC AGREEMENT, EACH AS DESCRIBED IN THE PROXY STATEMENT.	27

Proposal No. 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29

Proposal No. 4 ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT	30

Proposal No. 5 ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	31

CODE OF CONDUCT AND ETHICS	32

OTHER MATTERS	32

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	32

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PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

ORGENESIS INC.

20271 GOLDENROD LANE

GERMANTOWN, MARYLAND 20876

PROXY STATEMENT FOR THE ORGENESIS INC.

2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2023

This proxy statement, along with the accompanying notice of 2023 annual meeting of stockholders, contains information about the 2023 annual meeting of stockholders of Orgenesis Inc., including any adjournments or postponements of the annual meeting. This year’s annual meeting will be held via live audio webcast on the internet. You will be able to participate, vote and submit your questions during the annual meeting by first registering at www.viewproxy.com/ORGS/2023. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. You will not be able to attend the annual meeting physically.

In this proxy statement, we refer to Orgenesis Inc. as “Orgenesis,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about April 24, 2023, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2023 annual meeting of stockholders and our 2022 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2023

This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2022 annual report to stockholders are available for viewing, printing and downloading at www.iproxydirect.com/ORGS. To view these materials please have your control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2022, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://www.viewproxy.com/orgs/2023. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, Orgenesis Inc., 20271 Goldenrod Lane, Germantown MD 208176. Exhibits will be provided upon written request and payment of an appropriate processing fee.

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IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our Board of Directors is soliciting your proxy to vote at the 2023 annual meeting of stockholders, and any adjournments or postponements of the meeting, which we refer to as the annual meeting, to be held at 10:00 a.m. EST on June 8, 2023. This year’s annual meeting will be held via live audio webcast on the internet. You will be able to participate, vote and submit your questions during the annual meeting by first registering at www.viewproxy.com/ORGS/2023 by 11:59 p.m. ET on June 6, 2023. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support member that will be posted on the virtual shareholder meeting log-on page. We believe that a virtual meeting will provide expanded stockholder access and participation and improved communications. You will not be able to attend the annual meeting physically. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about April 24, 2023.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are You Holding a Virtual Annual Meeting?

This year’s annual meeting will be held in a virtual meeting format. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our Board of Directors or management, as time permits.

What Happens if There Are Technical Difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call 1-866-612-8937.

Who May Vote?

Only stockholders of record at the close of business on April 12, 2023 will be entitled to vote at the annual meeting. On this record date, there were 27,927,333 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on April 12, 2023 your shares of our common stock were registered directly in your name with our transfer agent, Securities Transfer Corporation, then you are a stockholder of record.

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If on April 12, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of voting on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.

If your shares are registered directly in your name through our stock transfer agent, Securities Transfer Corporation, or you have stock certificates registered in your name, you may vote:

●	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

●	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our Board of Directors’ recommendations as noted below.

●	At the meeting. You may vote your shares electronically at the virtual annual meeting. You will need the control number(s) on your Notice or proxy card in order to vote at the meeting. Even if you plan to attend the annual meeting virtually, we encourage you to vote in advance so that your vote will be counted in the event you later decide not to attend.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 7, 2023.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by first registering at www.viewproxy.com/ORGS/2023. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3 of the accompanying proxy statement.

How Does Our Board of Directors Recommend that I Vote on the Proposals?

Our Board of Directors recommends that you vote as follows:

●	“FOR” the election of the nominees for director;

●	“FOR” the approval of certain terms of the LLC Agreement entered into in connection with the Unit Purchase Agreement, which grant certain rights to MM OS Holdings, L.P. with respect to Morgenesis and the exercise by MM OS Holdings, L.P. of its rights under the LLC Agreement, each as described in this Proxy Statement;

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●	“FOR” the ratification of the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

●	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and

●	“FOR” holding an advisory vote on the compensation of our named executive officers every three years.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above;

●	by notifying Orgenesis’ secretary (the “Corporate Secretary”), Neil Reithinger, in writing before the annual meeting that you have revoked your proxy; or

●	by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing Vered Caplan and Neil Reithinger as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 3 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

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What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approval of the LLC Agreement Terms	The affirmative vote of the holders of a majority of the shares present or represented by proxy at the annual meeting is required to approve the LLC Agreement Terms. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the shares present or represented by proxy at the annual meeting is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Kesselman & Kesselman C.P.A.s as our independent registered public accounting firm for 2023, our Audit Committee of our Board of Directors will reconsider its selection.

Proposal 4: Approve an Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 5: Approve an Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers	The frequency of holding an advisory vote on the compensation of our named executive officers — every year, every two years or every three years — receiving the majority of votes cast will be the frequency approved by our stockholders. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and our Board of Directors will review the voting results and take them into consideration when determining the frequency of holding an advisory vote on the compensation of our named executive officers for the next six years.

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Who counts the votes?

We have engaged Alliance Advisors (“Alliance”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet, by telephone or fax, Alliance will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Alliance for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Alliance on behalf of all its clients.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Alliance, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, at the meeting or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

This year, the annual meeting will be held in a virtual meeting format only. To attend the annual meeting, you have to first register at www.viewproxy.com/ORGS/2023. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3 of the accompanying proxy statement. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you, a single set of our proxy materials if multiple Orgenesis stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Corporate Secretary to: Investor Relations, Orgenesis Inc., 20271 Goldenrod Lane, Germantown MD 208176, or call us at (480) 659-6404. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

●	following the instructions provided on your Notice or proxy card;

●	following the instructions provided when you vote over the Internet; or

●	going to www.iproxydirect.com/ORGS and following the instructions provided.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 12, 2023 for (a) the executive officers named in the Summary Compensation Table on page 18 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 22, 2023 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 27,927,333 shares of common stock outstanding on April 12, 2023.

Security Ownership of Greater than 5% Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent(1)
Yehuda Nir c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	8,643,956 (2)	23.64%

Security Ownership of Directors and Executive Officers

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent(1)
Vered Caplan c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	1,210,257	(3)	4.19%
Neil Reithinger 14201 N. Hayden Road, Suite A-1 Scottsdale, AZ 85260	128,959	(4)	<1%
Efrat Assa Kunik c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	52,292	(5)	<1%
Guy Yachin c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	131,267	(6)	<1%
Dr. David Sidransky c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	153,851	(7)	<1%
Yaron Adler c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	188,721	(8)	<1%
Ashish Nanda c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	82,550	(9)	<1%
Mario Philips c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	46,250	(10)	<1%
Directors & Executive Officers as a Group (8 persons)	1,994,147		7.14%

Notes:

(1)	Percentage of ownership is based on 27,927,333 shares of our common stock outstanding as of April 12, 2023. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible debt currently exercisable, or convertible or exercisable or convertible within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or convertible debt but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Consists of (i) 10,016 shares of common stock, (ii) 453,294 shares of common stock issuable upon exercise of outstanding warrants at a price of $6.24 per share, exercisable until January 31, 2026, (iii) 277,778 shares of common stock issuable upon exercise of outstanding warrants at a price of $4.50 per share, exercisable until January 31, 2026, (iv) 1,111,111 shares of common stock issuable upon exercise of outstanding warrants at a price of $2.50 per share, exercisable until January 31, 2026, and (v) 6,791,757 shares of common stock issuable upon conversion of convertible debt at a conversion price of $2.50 per share.

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(3)	Consists of (i) 278,191 shares of common stock, (ii) 230,189 shares of common stock issuable upon exercise of outstanding options at a price of $0.0012 per share, (iii) 166,667 shares of our common stock issuable upon exercise of outstanding options at a price of $4.80 per share, (iv) 83,334 shares of our common stock issuable upon exercise of outstanding options at a price of $7.20 per share, (v) 250,001 shares of our common stock issuable upon exercise of outstanding options at a price of $8.36 per share, (vi) 85,000 shares of our common stock issuable upon exercise of outstanding options at a price of $5.99 per share, (vii) 85,000 shares of our common stock issuable upon exercise of outstanding options at a price of $2.99 per share and (viii) 31,875 shares of our common stock issuable upon exercise of outstanding options at a price of $2.00 per share. Does not include option for 53,125 shares of common stock with an exercise price of $2.00 per share that are exercisable quarterly after June 30, 2023.

(4)	Consists of (i) 83,334 shares of our common stock issuable upon exercise of outstanding options at a price of $4.80 per share, (ii) 25,000 shares of our common stock issuable upon exercise of outstanding options at a price of $5.07 per share, (iii) 15,000 shares of our common stock issuable upon exercise of outstanding options at a price of $2.99 per share and (iv) 5,625 shares of our common stock issuable upon exercise of outstanding options at a price of $2.00 per share. Does not include option for 9,375 shares of common stock with an exercise price of $2.00 per share that are exercisable quarterly after June 30, 2023.

(5)	Consists of (i) 16,667 shares of our common stock issuable upon exercise of outstanding options at a price of $4.8 per share, (ii) 15,000 shares of our common stock issuable upon exercise of outstanding options at a price of $5.99 per share, (iii) 15,000 shares of our common stock issuable upon exercise of outstanding options at a price of $2.99 per share and (iv) 5,625 shares of our common stock issuable upon exercise of outstanding options at a price of $2 per share. Does not include option for 9,375 shares of common stock with an exercise price of $2 per share that are exercisable quarterly after June 30, 2023.

(6)	Consists of (i) 41,667 shares of our common stock issuable upon exercise of outstanding options at a price of $4.80 per share, (ii) 28,750 shares of our common stock issuable upon exercise of outstanding options at a price of $5.99 per share, (iii) 25,000 shares of our common stock issuable upon exercise of outstanding options at a price of $2.99 per share, (iv) 16,250 shares of our common stock issuable upon exercise of outstanding options at a price of $4.60 per share, (v) 19,600 shares of our common stock issuable upon exercise of outstanding options at a price of $2.89 per share. Does not include option for 19,600 shares of common stock with an exercise price of $1.86 per share that are exercisable on December 23, 2023.

(7)	Consists of (i) 20,834 shares of our common stock issuable upon exercise of outstanding options at a price of $9.00 per share, (ii) 41,667 shares of our common stock issuable upon exercise of outstanding options at a price of $4.80 per share, (iii) 29,200 shares of our common stock issuable upon exercise of outstanding options at a price of $5.99 per share, (iv) 25,000 shares of our common stock issuable upon exercise of outstanding options at a price of $2.99 per share, (v) 16,700 shares of our common stock issuable upon exercise of outstanding options at a price of $4.60 per share and (vi) 20,450 shares of our common stock issuable upon exercise of outstanding options at a price of $2.89 per share. Does not include option for 20,450 shares of common stock with an exercise price of $1.86 per share that are exercisable on December 23, 2023.

(8)	Consists of (i) 63,304 shares of our common stock, (ii) 41,667 shares of our common stock issuable upon exercise of outstanding options at a price of $4.80 per share, (iii) 28,750 shares of our common stock issuable upon exercise of outstanding options at a price of $5.99 per share, (iv) 25,000 shares of our common stock issuable upon exercise of outstanding options at a price of $2.99 per share, (v) 15,000 shares of our common stock issuable upon exercise of outstanding options at a price of $4.60 per share and (vi) 15,000 shares of our common stock issuable upon exercise of outstanding options at a price of $2.89 per share. Does not include option for 15,000 shares of common stock with an exercise price of $1.86 per share that are exercisable on December 23, 2023.

(9)	Consists of (i) 27,100 shares of our common stock issuable upon exercise of outstanding options at a price of $5.99 per share, (ii) 25,000 shares of our common stock issuable upon exercise of outstanding options at a price of $2.99 per share, (iii) 14,600 shares of our common stock issuable upon exercise of outstanding options at a price of $4.60 per share and (iv) 15,850 shares of our common stock issuable upon exercise of outstanding options at a price of $2.89 per share. Does not include option for 15,850 shares of common stock with an exercise price of $1.86 per share that are exercisable on December 23, 2023.

(10)	Consists of (i) 6,250 shares of our common stock issuable upon exercise of outstanding options at a price of $4.70 per share, (ii) 12,500 shares of our common stock issuable upon exercise of outstanding options at a price of $2.99 per share, (iii) 13,750 shares of our common stock issuable upon exercise of outstanding options at a price of $4.60 per share and (iv) 13,750 shares of our common stock issuable upon exercise of outstanding options at a price of $2.89 per share. Does not include option for 13,750 shares of common stock with an exercise price of $1.86 per share that are exercisable on December 23, 2023.

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MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

On March 22, 2023, our Board of Directors accepted the recommendation of the Nominating Committee and voted to nominate Vered Caplan, Guy Yachin, David Sidransky, Yaron Adler, Ashish Nanda and Mario Philips for election at the annual meeting to serve until the 2024 annual meeting of stockholders, and until their respective successors have been duly elected and qualified.

Set forth below are the names of the persons nominated for election as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company	Year Became a Director
Vered Caplan	54	Chief Executive Officer, Chairperson of the Board of Directors	2012
Guy Yachin	55	Director	2012
David Sidransky	62	Director	2012
Yaron Adler	52	Director	2012
Ashish Nanda	58	Director	2017
Mario Philips	53	Director	2020

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Orgenesis, either directly or indirectly. Based upon this review, our Board of Directors has determined that the following members of our Board of Directors are “independent directors” as defined by The Nasdaq Stock Market: Dr. Sidransky, and Messrs. Yachin, Adler, Nanda and Philips.

Vered Caplan – Chief Executive Officer and Chairperson of the Board of Directors

Ms. Caplan has served as our Chief Executive Officer (“Chief Executive Officer” or “CEO”) and Chairperson of the Board of Directors since August 14, 2014, prior to which she served as Interim President and CEO commencing on December 23, 2013. She joined our Board of Directors in February 2012. Ms. Caplan holds a M.Sc. in biomedical engineering from Tel Aviv University specializing in signal processing; management for engineers from Tel Aviv University specializing in business development; and a B.Sc. in mechanical engineering from the Technion– Israel Institute of Technology specialized in software and cad systems.

We believe that Ms. Caplan’s significant experience relating to our industry and a deep knowledge of our business, based on her many years of involvement with the Company, makes her desirable to serve as a director of the Company.

Guy Yachin – Director

Mr. Yachin has served as a director since his appointment on April 2, 2012. Mr. Yachin served as the President and CEO of Serpin Pharma, a clinical stage Virginia-based company focused on the development of anti-inflammatory drugs, from April 2013 to October 2019. Mr. Yachin is the CEO of Oasis Management, a Maryland-based consulting company, since 2010. Mr. Yachin is the CEO of NasVax Ltd., a company focused on the development of improved immunotherapeutics and vaccines. Prior to joining NasVax, Mr. Yachin served as CEO of MultiGene Vascular Systems Ltd., a cell therapy company focused on blood vessels disorders, leading the company through clinical studies in the U.S. and Israel, financial rounds, and a keystone strategic agreement with Teva Pharmaceuticals Industries Ltd. He was CEO and founder of Chiasma Inc., a biotechnology company focused on the oral delivery of macromolecule drugs, where he built the company’s presence in Israel and the U.S., concluded numerous financial rounds, and guided the company’s strategy and operation for over six years. Earlier, he was CEO of Naiot Technological Center Ltd., and provided seed funding and guidance to more than a dozen biomedical startups such as Remon Medical Technologies Ltd., Enzymotec Ltd. and NanoPass Technologies Ltd. He holds a BSc. in Industrial Engineering and Management and an MBA from the Technion – Israel Institute of Technology. Mr. Yachin served on the board of Peak Pharmaceuticals, Inc. from March 2014 to April 2016.

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We believe Mr. Yachin is qualified to serve on our Board of Directors because of his education, experience within the life science industry and his business acumen in the public markets.

Dr. David Sidransky – Director

Dr. Sidransky has served as a director since his appointment on July 18, 2013. Dr. Sidransky is a renowned oncologist and research scientist named and profiled by TIME magazine in 2001 as one of the top physicians and scientists in America, recognized for his work with early detection of cancer. Since 1994, Dr. Sidransky has been the Director of the Head and Neck Cancer Research Division at Johns Hopkins University School of Medicine’s Department of Otolaryngology and Professor of Oncology, Cellular & Molecular Medicine, Urology, Genetics, and Pathology at the John Hopkins University School of Medicine. Dr. Sidransky is one of the most highly cited researchers in clinical and medical journals in the world in the field of oncology during the past decade, with over 460 peer reviewed publications. Dr. Sidransky is a founder of a number of biotechnology companies and holds numerous biotechnology patents. Dr. Sidransky has served as Vice Chairman of the Board of Directors, and was, until the merger with Eli Lilly, a director of ImClone Systems, Inc., a global biopharmaceutical company committed to advancing oncology care. He is serving, or has served on, the scientific advisory boards of MedImmune, LLC, Roche, Amgen Inc. and Veridex, LLC (a Johnson & Johnson diagnostic company), among others and is currently on the board of directors of Galmed and Rosetta Genomics Ltd. and chairs the board of directors of Advaxis and Champions Oncology, Inc. Dr. Sidransky served as Director from 2005 until 2008 of the American Association for Cancer Research (AACR). In 2006 and 2007, he was the chairperson of AACR International Conferences on Molecular Diagnostics in Cancer Therapeutic Development: Maximizing Opportunities for Personalized Treatment. Dr. Sidransky is the recipient of a number of awards and honors, including the 1997 Sarstedt International Prize from the German Society of Clinical Chemistry, the 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians, and the 2004 Richard and Hinda Rosenthal Award from the American Association of Cancer Research. Dr. Sidransky received his BS in Chemistry from Brandies University and his medical degree from Baylor College of medicine where he also completed his residency in internal medicine. His specialty in Medical Oncology was completed at Johns Hopkins University and Hospital.

We believe Dr. Sidransky is qualified to serve on our Board of Directors because of his education, medical background, experience within the life science industry and his business acumen in the public markets.

Yaron Adler – Director

Mr. Adler has served as a director since his appointment on April 17, 2012. Mr. Adler was the chairman of ExitValley Ltd., an equity-based crowdfunding platform, from April 2014 to July 2020. Mr. Adler is the co-founder of a startup incubator, We Group Ltd. In 1999, Mr. Adler co-founded IncrediMail Ltd. and served as its CEO until 2008 and President until 2009. In 1999, prior to founding IncrediMail, Mr. Adler consulted Israeli startup companies regarding Internet products, services and technologies. Mr. Adler served as a product manager from 1997 to 1999, and as a software engineer from 1994 to 1997, at Tecnomatix Technologies Ltd., a software company that develops and markets production engineering solutions to complex automated manufacturing lines that fill the gap between product design and production, and which was acquired by UGS Corp. in April 2005. In 1993, Mr. Adler held a software engineer position at Intel Israel Ltd. He has a B.A. in computer sciences and economics from Tel Aviv University.

We believe Mr. Adler is qualified to serve on our Board of Directors because of his education, success with early-stage enterprises and his business acumen in the public markets.

Ashish Nanda – Director

Mr. Nanda has served as a director since his appointment on February 22, 2017. Since 1998, Mr. Nanda has been the Managing Director of Innovations Group, one of the largest outsourcing companies in the financial sector that employs close to 14,000 people working across various financial sectors. Since 1992, Mr. Nanda has served as the Managing Partner of Capstone Insurance Brokers LLC and, since 2009, has served as Managing Partner of Dive Tech Marine Engineering Services L.L.C. From 1991 to 1994, Mr. Nanda held the position of Asst. Manager Corporate Banking at Emirates Banking Group where he was involved in establishing relationships with business houses owned by United Arab Emirates nationals and expatriates in order to set up banking limits and also where he managed portfolios of $26 billion. Mr. Nanda holds a Chartered Accountancy from the Institute of Chartered Accountants from India.

We believe that Mr. Nanda is qualified to serve on our Board of Directors because of his business experience and strategic understanding of advancing the valuation of companies in emerging industries.

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Mario Philips – Director

Mr. Philips has served as a director since his appointment on January 9, 2020. Mr. Philips was the Chief Executive Officer of PolyNeuroS, a drug company based in France that has developed a diagnostic platform technology for neurodegenerative diseases in combination with a therapy to cure neurodegenerative diseases such as ALS and Parkinson’s from March 2019 to September 2020. Mr. Philips also acts as strategic partner for the private equity fund, Archimed, and has been the Chairman of the Board for its portfolio company, Clean Biologics since July 2019.

Prior to that Mr. Philips acted as VP/GM for Danaher Pall Biotech business with full P&L responsibility for a $1.3 billion business unit from February 2014 to September 2017. Mr. Philips joined Pall as part of the Pall acquisition of ATMI Life Sciences, and was appointed to Vice President and General Manager to lead the Single-Use Technologies BU. In this role he was responsible for leading and executing an aggressive investment and growth strategy.

Mr. Philips joined ATMI in 1999 with ATMI’s acquisition of MST Analytics, Inc., serving as European Sales Manager for ATMI Analytical Systems. In 2004, Mr. Philips was appointed to General Manager of ATMI Packaging, a role he held through 2010 when he was promoted to the position of Senior Vice President and General Manager, ATMI Life Sciences. In that role, he was responsible for developing and executing all business strategies, including the introduction of new products and service solutions for the Life Sciences industry. A strong leading innovative IP portfolio was created, Pall acquired the business in 2014.

Mr. Philips also held in the past several board member positions in the life sciences industry with Austar Life Sciences (China), Disposable Lab (France) and Artelis (Belgium).

We believe that Mr. Philips is qualified to serve on our Board of Directors because of his business experience and strategic understanding of advancing the valuation of companies in emerging industries.

There are no family relationships between any of the executive officers or directors or any other person nominated or chosen to become an executive officer or a director. Pursuant to an agreement entered into between us and Image Securities fzc. (“Image”), for so long as Image’s ownership of our company is 10% or greater, it was granted the right to nominate a director to our Board of Directors. Mr. Nanda was nominated for a directorship at the 2017 annual meeting in compliance with our contractual undertakings. Image no longer owns 10% or greater of our outstanding shares of common stock.

Board Diversity Matrix for As of April 12, 2023
Total Number of Directors	6
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	5
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian		1
Hispanic or Latina
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

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Committees of our Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2022 there were five meetings of our Board of Directors, and the various committees of our Board of Directors met a total of 12 times. No director attended fewer than 75% of the total number of meetings of our Board of Directors and of committees of our Board of Directors on which he or she served during fiscal 2022. Our Board of Directors does not have a formal policy with respect to members of our Board of Directors’ attendance at annual stockholder meetings, although it encourages directors to attend such meetings. Two  directors attended our annual meeting of stockholders held in 2022.

Audit Committee. Our Audit Committee (“Audit Committee”) met five times during fiscal 2022. This committee currently has three members, Dr. Sidransky and Messrs. Yachin and Philips. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. Our Board of Directors has determined that Dr. Sidransky is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on the investor relations section of our website, which is located at http://www.orgenesis.com.

Compensation Committee. Our Compensation Committee (“Compensation Committee”) met two times during fiscal 2022 and also acted by unanimous written consent from time to time. This committee currently has three members, Dr. Sidransky and Messrs. Adler and Yachin. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our stock and incentive compensation plans. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

The Compensation Committee is responsible for approving issuances of all compensatory options from the available pool in the amounts and vesting terms that may be presented by the executive officers of the Company from time-to-time. The Compensation Committee does not delegate its authority in such matters.

A copy of the Compensation Committee’s written charter is publicly available on the investor relations section of our website, which is located at http://www.orgenesis.com.

Research and Development Committee. Our Research and Development Committee (“R&D Committee”) acted by unanimous written consent or held two meetings in fiscal 2022 and has two members, Messrs. Yachin and Sidransky. Our Board of Directors has determined that Messrs. Yachin and Sidransky qualify as independent under the definition promulgated by The Nasdaq Stock Market. The R&D responsibilities are set forth in the R&D written charter and include assisting our Board of Directors in determining R&D strategy.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee (“Nominating Committee”) acted by unanimous written consent or held three meetings in fiscal 2022 and has three members, Messrs. Nanda, Adler and Yachin. Our Board of Directors has determined that Messrs. Nanda, Adler and Yachin qualify as independent under the definition promulgated by The Nasdaq Stock Market. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include assisting our Board of Directors in:

●	identifying qualified individuals to become directors,

●	determining the composition of our Board of Directors and its committees,

●	developing succession plans for executive officers,

●	monitoring a process to assess our Board of Directors’ effectiveness, and

●	developing and implementing our corporate governance procedures and policies.

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While the Nominating Committee has not yet established a formal policy with respect to diversity, our Board of Directors believes that it is essential that members of our Board of Directors represent diverse business backgrounds and experience and include individuals with a background in related fields and industries. In considering candidates, our Board of Directors considers the entirety of each candidate’s credentials in the context of these standards. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

The Company will consider candidates that are nominated by its stockholders. The name, business experience and other relevant background information of a candidate should be sent to the Chief Executive Officer who will then forward such information to the Nominating Committee for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of our common stock.

The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the small size of the Company and its resources, the Company believes that this is appropriate.

A copy of the Nominating Committee’s written charter is publicly available on the investor relations section of our website, which is located at http://www.orgenesis.com.

Board Leadership Structure

Ms. Caplan has served as our Chief Executive Officer and Chairperson since August 2014. Prior to that time and since December 2013, she was Interim President and Interim Chief Executive Officer. The Board of Directors believes that its current leadership structure, in which the positions of Chairperson and Chief Executive Officer are held by Ms. Caplan, is appropriate at this time and provides the most effective leadership for the Company in a highly competitive and rapidly changing technology industry. Our Board of Directors believes that combining the positions of Chairperson and Chief Executive Officer under Ms. Caplan allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that any risks inherent in that structure are balanced by the oversight of our independent members of our Board of Directors. Given Ms. Caplan’s past performance in the roles of Chairperson of the Board of Directors and Chief Executive Officer, at this time the Board of Directors believes that combining the positions continues to be the appropriate leadership structure for our Company and does not impair our ability to continue to practice good corporate governance.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of material risk management. In its risk oversight role, the Board of Directors reviews significant individual matters as well as risk management processes designed and implemented by management with respect to risk generally. The Board of Directors has designated the Audit Committee as the Board of Directors’ committee with general risk oversight responsibility. The Audit Committee periodically discusses with management the Company’s major risk exposures and the processes management has implemented to monitor and control those exposures and broader risk categories, including risk assessment and risk management policies.

Additionally, members of our senior corporate management and senior executives regularly attend meetings of our Board of Directors and are available to address inquiries of our Board of Directors on risk oversight matters. Separate and apart from the periodic risk reviews and other communications between senior executives and the Board of Directors, many actions that potentially present a higher risk profile, such as acquisitions, material changes to our capital structure, or significant investments, require review or approval of our Board of Directors or its committees as a matter of oversight and corporate governance.

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Stockholder Communications to our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (480) 659-6404. The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the small size of the Company and its resources, the Company believes that this is appropriate.

Executive Officers

The following table sets forth certain information as of April 12, 2023 regarding our executive officers who are not also directors.

Name	Age	Position

Neil Reithinger	53	Chief Financial Officer, Secretary and Treasurer
Efrat Assa Kunik	48	Chief Development Officer

Neil Reithinger - Chief Financial Officer, Secretary and Treasurer

Mr. Reithinger was appointed Chief Financial Officer, Secretary and Treasurer on August 1, 2014. Mr. Reithinger is the Founder and President of Eventus Advisory Group, LLC, a private, CFO-services firm incorporated in Arizona, which specializes in capital advisory and SEC compliance for publicly-traded and emerging growth companies. He is also the President of Eventus Consulting, P.C., a registered CPA firm and professional corporation in Arizona (“Eventus”). Prior to forming Eventus, Mr. Reithinger was Chief Operating Officer & CFO from March 2009 to December 2009 of New Leaf Brands, Inc., a branded beverage company, CEO of Nutritional Specialties, Inc. from April 2007 to October 2009, a nationally distributed nutritional supplement company that was acquired by Nutraceutical International, Inc., Chairman, CEO, President and director of Baywood International, Inc. from January 1998 to March 2009, a publicly-traded nutraceutical company and Controller of Baywood International, Inc. from December 1994 to January 1998. Mr. Reithinger earned a B.S. in Accounting from the University of Arizona and is a Certified Public Accountant. He is a Member of the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.

Efrat Assa Kunik - Chief Development Officer

Dr. Assa-Kunik was appointed Chief Development Officer in December 2021. Dr. Assa-Kunik joined the Company in September 2016 as Head of Pre-Clinical Development. In August 2017, she was appointed General Manager of the Israeli subsidiary. Dr. Assa-Kunik earned her PhD at the Weizmann Institute of Science in the fields of genetics and developmental biology and a Masters from the Ben-Gurion University in immunology and cancer research. Additionally, Dr. Assa-Kunik was a postdoctoral fellow at the Weizmann Institute in the department of neural biology. After completing her postdoc, Dr. Assa-Kunik joined BioGenCell as a Senior Scientist. In 2012, she joined Pharmaseed as the director of the Business Development Unit, VP business development and manager of the business development activity in USA.

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PAY VERSUS PERFORMANCE

The following table shows the relationship between executive compensation actually paid (“CAP”) to our Chief Executive Officer and our named executive officers (“NEOs”) and certain financial performance of the Company during the last two fiscal years ended December 31, 2022 and 2021 as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (5)	Net Loss (in thousands) (6)
2022	$443,909	$433,261	$185,442	$183,806	$(57)	$(12,169)
2021	$3,976,828	$3,927,599	$227,795	$226,725	$(36)	$(18,059)

(1)	Ms. Caplan was our Chief Executive Officer for each of 2022 and 2021. The dollar amounts reported in this column are the amounts of total compensation reported for Ms. Caplan for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)	The dollar amounts reported in this column represent the CAP to Ms. Caplan, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Caplan during the applicable year.

In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Caplan’s total compensation for each year to determine CAP:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (i)	Equity Award Adjustments (ii)	Compensation Actually Paid to PEO
2022	$443,909	$(107,941)	$97,293	$433,261
2021	$3,976,828	-	$(49,229)	$3,927,599

(i)	The grant date fair value of equity awards in this column represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(ii)	The equity award adjustments in this column include the addition (or subtraction, as applicable) of the following: (1) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (2) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (3) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (4) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (5) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (6) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$79,151	-	$20,885	$(2,743)	-	-	$97,293
2021	-	$(38,356)	-	$(10,873)	-	-	$(49,229)

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(3)	The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Ms. Caplan, who has served as our CEO since 2014) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Ms. Caplan) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Mr. Reithinger and Ms. Assa Kunik; and (ii) for 2021, Mr. Reithinger and Ms. Assa Kunik.

(4)	The dollar amounts reported in this column represent the average amount of CAP to the NEOs as a group (excluding Ms. Caplan), as computed in accordance with Item 402(v) of Regulation S-K.

In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Ms. Caplan) for each year to determine the CAP, using the same methodology described above in Footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (i)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$185,442	$19,048	$17,412	$183,806
2021	$227,795	-	$(1,070)	$226,725

(i)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$13,968	-	$3,686	$(242)	-	-	$17,412
2021	-	$(3,384)	-	$2,314	-	-	$(1,070)

(5)	The cumulative total shareholder return (“TSR”) amounts reported in this column are calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	The dollar amounts reported in this column are the Company’s net income amounts reflected in the Company’s audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table

The following graphs address the relationship between CAP as disclosed in the Pay Versus Performance table and (i) the Company’s TSR and (ii) the Company’s net income (loss).

17

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table shows the total compensation paid or accrued during the years ended December 31, 2022 and 2021 to our Chief Executive Officer, Chief Financial Officer and Chief Development Officer. As of December 31, 2022, there were no other executive officers who earned more than $100,000 during the year ended December 31, 2022 and were serving as executive officers as of such date (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensa-tion ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($) (2)	Total ($)
Vered Caplan	2022	243,868	-	-	107,941	-	-	92,100	443,909
CEO	2021	264,483	3,600,000	-	-	-	-	112,345	3,976,828

Neil Reithinger
CFO, Treasurer & Secretary	2022	126,005	-	-	19,048	-	-	-	145,053
	2021	239,670	-	-	-	-	-	-	239,670

Efrat Assa Kunik, Chief Development Officer	2022	162,316	-	-	19,048	-	-	44,467	225,831
	2021	169,533	-	-	-	-	-	46,387	215,919

(1)	In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for us that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 15 to our Annual Report on Form 10-K for the year ended December 31, 2022. No executive officers received options awards in the year ended December 31, 2022. See below for a summary of options awarded in previous years.

(2)	For 2022 and 2021, represents the compensation as described under the caption “All Other Compensation” below.

All Other Compensation

The following table provides information regarding each component of compensation for the years ended December 31, 2022 and 2021 included in the All Other Compensation column in the Summary Compensation Table above. Represents amounts paid in New Israeli Shekels (NIS) or Swiss Franks and converted at average exchange rates for the year.

Name	Year	Automobile and Communication Related Expenses $	Social Benefits $ (1)	Total $
Vered Caplan	2022	2,536	89,564	92,100
	2021	-	112,345	112,345
Efrat Assa Kunik	2022	436	44,031	44,467
	2021	924	45,462	46,387

(1)	These are comprised of contributions by the Company to savings, health, severance, pension, disability and insurance plans generally provided in Israel and Switzerland, including health, education, managerial insurance funds, and redeemed vacation pay. This amount represents Israeli and Swiss severance fund payments, managerial insurance funds, disability insurance, supplemental education fund contribution and social securities. See discussion below under “Narrative Disclosure to Summary Compensation Table – Vered Caplan.”

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Outstanding Equity Awards at December 31, 2022

The following table summarizes the outstanding equity awards held by each named executive officer of our company as of December 31, 2022.

Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Vered Caplan	22-Aug-14(1)	230,189	-	0.0012	22-Aug-24
	09-Dec-16(1)	166,667	-	4.80	09-Dec-26
	06-Jun-17(1)	83,334	-	7.20	06-Jun-27
	28-Jun-18(1)	250,001	-	8.36	28-Jun-28
	22-Oct-18(1)	85,000	-	5.99	22-Oct-28
	19-Mar-20(1)	85,000	-	2.99	18-Mar-30
	14-Jun-22(2)	21,250	63,750	2.00	13-Jun-32
Neil Reithinger	09-Dec-16(1)	83,334	-	4.80	09-Dec-26
	08-Mar-19(1)	25,000	-	5.07	08-Mar-29
	19-Mar-20(1)	15,000	-	2.99	18-Mar-30
	14-Jun-22(2)	3,750	11,250	2.00	13-Jun-32
Efrat Assa Kunik	09-Dec-16(1)	16,667	-	4.8	09-Dec-26
	22-Oct-18(1)	15,000	-	5.99	22-Oct-28
	19-Mar-20(1)	15,000	-	2.99	18-Mar-30
	14-Jun-22(2)	3,750	11,250	2.00	13-Jun-32

(1)	The options were fully vested as of December 31, 2022.
(2)	The options vest on a quarterly basis over a period of two years from the date of grant.

Option Exercises and Stock Vested in 2022

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Vered Caplan	278,191	875,745	-	-

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

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Narrative Disclosure to Summary Compensation Table

Vered Caplan

On August 14, 2014, our Board of Directors confirmed that Ms. Vered Caplan, who had served as our President and Chief Executive Officer on an interim basis since December 23, 2013, was appointed as our President and Chief Executive Officer.

On March 30, 2017, we and Ms. Caplan entered into an employment agreement replacing a previous employment agreement dated August 22, 2014 (the “Amended Caplan Employment Agreement”). Under the Amended Caplan Employment Agreement, which took effect April 1, 2017, Ms. Caplan’s annual salary continued at $160,000 per annum, subject to adjustment to $250,000 per annum upon the listing of the Company’s securities on an Exchange. On May 10, 2017, we and Ms. Caplan further amended the Amended Caplan Employment Agreement pursuant to which Ms. Caplan became entitled to a grant under the 2017 of options (the “Initial Option”) to purchase 83,334 shares of the Company’s common stock at a per share exercise price equal to the Fair Market Value (as defined in our 2017 Equity Incentive Plan (the “2017 Plan”)) of the Company’s common stock on the date of grant. The amendment further provided that beginning in fiscal 2018, subject to approval by the Compensation Committee, Ms. Caplan became entitled to an additional option (the “Additional Option”; together with the Initial Option, the “Options”) under the 2017 Plan for up to 250,000 shares of common stock of the Company to be awarded in such amounts per fiscal year as shall be consistent with the Plan, in each case at a per share exercise price equal to the Fair Market Value (as defined in the Plan) of the Company’s common stock on the date of grant. In 2018, following the listing of the Company’s securities on Nasdaq, Ms. Caplan’s annual salary was raised to $250,000.

For additional information regarding Ms. Caplan’s stock options awards, see the Outstanding Equity Awards table above.

On November 19, 2020, we and Ms. Caplan entered into an executive directorship agreement, effective as of October 1, 2020 (the “Executive Directorship Agreement”), that supersedes and replaces the Amended Caplan Employment Agreement (the “Prior Agreement”). Pursuant to the Executive Directorship Agreement, Ms. Caplan will continue to serve the Company as its Chairperson of the Board of Directors (the “Board”) and shall receive in consideration for her serving as Chairperson of the Board an annual regular Board fee in the amount of $75,000 payable by the Company in equal quarterly installments in advance. In addition, Ms. Caplan may be eligible for non-recurring special Board fees as reviewed and approved by the Compensation Committee and then reviewed and ratified by the Board. In addition, Ms. Caplan may be granted option awards from time to time at the discretion of the Compensation Committee.

Ms. Caplan’s position as Chairperson of the Board under the Executive Directorship Agreement may be terminated for any reason by either Ms. Caplan or the Company upon 90 days prior written notice (the “Notice Period”), provided that the Company may terminate such appointment as Chairperson at any time during the Notice Period subject to certain conditions. Such termination as Chairperson of the Board will be deemed a termination even if Ms. Caplan remains as a regular director of the Board. Upon termination by the Company of Ms. Caplan’s employment other than for cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations (as defined therein) she shall be entitled to receive a lump sum payment equal to the sum of (i) the annual regular Board fee (the “Board Fee”) and (ii) the greater of actual or target annual performance bonus to which she may have been entitled to as of the termination date (in each case, less all customary and required taxes and related deductions).

20

Ms. Caplan’s position under the Executive Directorship Agreement may be terminated in the event of a Change of Control (as defined therein) by the Company other than for cause or by Ms. Caplan for any reason whatsoever. In the event of a Change of Control and if, within one year following such Change of Control, employment under the Executive Directorship Agreement is terminated by the Company other than for cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations, she shall be entitled to receive a lump sum payment equal to one and a half times the sum of (i) the Board Fee and (ii) the target annual performance remuneration to which she may have been entitled as of the termination date (in each case, less all customary and required taxes and related deductions).

In addition, on November 19, 2020, Orgenesis Services Sàrl, a Swiss corporation and wholly-owned, direct subsidiary of the Company (“Orgenesis Services”), and Ms. Caplan entered into a personal employment agreement (the “Swiss Employment Agreement” and together with the Executive Directorship Agreement, the “Agreements”), pursuant to which Ms. Caplan will serve as Chief Executive Officer, President and Chairperson of the Board of Directors of Orgenesis Services and will be a material provider of services to the Company pursuant to a services agreement between the Company and Orgenesis Services. The Swiss Employment Agreement provides that Ms. Caplan is entitled to a monthly base salary of CHF 13,345.05 (equivalent to $14,583 based on the current exchange rate at signing), and an annual representation fee of CHF 24,000 (equivalent to $26,226 based on the current exchange rate at signing), payable in monthly installments of CHF 2,000. Ms. Caplan is eligible to receive a bonus at the absolute discretion of Orgenesis Services and its compensation committee. Ms. Caplan may also be granted option awards from time to time, as per the recommendation of the compensation committee of Orgenesis Services as reviewed and approved by the Compensation Committee. Under the Swiss Employment Agreement, Ms. Caplan is entitled to paid annual vacation days, monthly travel allowance, sick leave, expenses reimbursement and a mobile phone. The Swiss Employment Agreement has an effective date as of October 1, 2020.

Employment under the Swiss Employment Agreement may be terminated for any reason by Ms. Caplan or by Orgenesis Services other than for just cause (as defined therein) upon six months prior written notice or by Orgenesis Services other than for just cause in the event of a Change of Control (as defined therein) of the Company upon at least 12 months prior written notice. Upon termination by Orgenesis Services of Ms. Caplan’s employment without just cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations (as defined therein), she shall be entitled to receive a lump sum payment equal to the sum of (i) her Base Salary (as defined therein) at the rate in effect as of the termination date and (ii) the greater of actual or target annual performance bonus to which she may have been entitled to for the year in which employment terminates (in each case, less all customary and required taxes and employment-related deductions). In the event of a Change of Control and if, within one year following such Change of Control, employment is terminated by Orgenesis Services other than for cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations she shall be entitled to receive a lump sum payment equal to one and a half times the sum of (i) her Base Salary and (ii) the target annual performance bonus to which she may have been entitled to for the year in which employment terminates (in each case, less all customary and required taxes and employment-related deductions).

The Swiss Employment Agreement provides for customary protections of Orgenesis Services’ confidential information and intellectual property.

Ms. Caplan received an aggregate salary and board fee of $264,483 during 2021. On November 19, 2020, the Compensation Committee approved a special remuneration of $400,000 to Ms. Caplan for her outstanding service in the business development of the Company and its affiliates. The payment of such remuneration was made at the time of entry into the Agreements. On July 28, 2021, the Compensation Committee approved a discretionary bonus to Ms. Caplan in the amount of $3.6 million pursuant to the discretionary bonus provisions of the Personal Employment Agreement between Ms. Caplan and Orgenesis Services. The bonus was paid during September 2021.

Ms. Caplan received an aggregate salary and board fee of $243,868 during 2022. As of December 31, 2022, the $75,000 chairperson fee for 2022 was unpaid, but accrued, per agreement by Ms. Caplan. In addition, in 2022, Ms. Caplan was awarded options to purchase 85,000 shares of common stock.

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Neil Reithinger

Mr. Reithinger was appointed Chief Financial Officer, Treasurer and Secretary on August 1, 2014. Mr. Reithinger’s employment agreement stipulates a monthly salary of $1,500; payment of an annual bonus as determined by the Company in its sole discretion, participation in the Company’s pension plan; grant of stock options as determined by the Company; and reimbursement of expenses. In addition, on August 1, 2014, the Company entered into a financial consulting agreement with Eventus, of which Mr. Reithinger is the sole shareholder, pursuant to which Eventus has agreed to provide financial consulting services to the Company. In consideration for Eventus’ services, the Company agreed to pay Eventus according to its standard hourly rate structure. The term of the consulting agreement was for a period of one year from August 1, 2014 and automatically renews for additional one-year periods upon the expiration of the term unless otherwise terminated. Eventus is owned and controlled by Mr. Reithinger. On December 16, 2020, the Compensation Committee of the Board of Directors of the Company, approved a special one-time bonus of $200,000 was paid prior to December 31, 2020. As of December 31, 2022, Eventus was owed $23,000 for accrued and unpaid services under the financial consulting agreement. In addition, in 2022, Mr. Reithinger was awarded options to purchase 15,000 shares of common stock.

Efrat Assa Kunik

Ms. Assa-Kunik was appointed Chief Development Officer in December 2021. According to the terms of Ms. Assa-Kunik’s Employment Agreement Ms. Assa Kunik is entitled to a monthly salary of 45,000 New Israeli Shekels, customary contributions to a pension and training fund, participation in cellphone expenses, and annual leave of 24 days. In 2022, Ms. Assa-Kunik was awarded options to purchase 15,000 shares of common stock.

Potential Payments upon Change of Control or Termination following a Change of Control

Our employment agreements with our named executive officers provide incremental compensation in the event of termination, as described herein. Generally, we currently do not provide any severance specifically upon a change in control nor do we provide for accelerated vesting upon change in control. Termination of employment also impacts outstanding stock options.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the basis for the termination, the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our common stock when the termination event occurs.

The following table sets forth the compensation that would have been received by each of the Company’s executive officers had they been terminated as of December 31, 2022.

Name	Salary Continuation
Vered Caplan	$	*

(*) Termination by Company without cause: $250,000.

Termination without cause following a change in control: $375,000.

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Director Compensation

The following table sets forth for each non-employee director that served as a director during the year ended December 31, 2022:

Year Ended December 31, 2022

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)		Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Guy Yachin	100,000	-	23,161	(2)	-	-	-	123,161
Yaron Adler	60,000	-	17,725	(3)	-	-	-	77,725
Dr. David Sidransky	105,000	-	24,165	(4)	-	-	-	129,165
Ashish Nanda	65,000	-	18,729	(5)	-	-	-	83,729
Mario Philips	50,000	-	16,248	(6)	-	-	-	66,248

(1)	In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for us that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our common stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 15 (Stock Based Compensation) to our financial statements, which are included in this Annual Report on Form 10-K.
(2)	In respect of 19,600 options which will vest on December 23, 2023.
(3)	In respect of 15,000 options which will vest on December 23, 2023.
(4)	In respect of 20,450 options which will vest on December 23, 2023.
(5)	In respect of 15,850 options which will vest on December 23, 2023.
(6)	In respect of 13,750 options which will vest on December 23, 2023.

All directors receive reimbursement for reasonable out of pocket expenses in attending Board of Directors meetings and for participating in our business.

Compensation Policy for Non-Employee Directors.

In January 2021, the Board of Directors adopted an updated compensation policy for non-employee directors which replaced the previous non-employee director compensation terms and which became effective January 2021. Under the policy, each director is to receive an annual cash compensation of $40,000 and the Chairman or lead director is paid an additional $20,000 per annum. Each committee member will be paid an additional $10,000 per annum and the committee chairman of the Audit and Research and Development committees is to receive $20,000 per annum while the chairman of the other committees is to receive $15,000 per annum. Cash compensation will be made on a quarterly basis.

All newly appointed directors also receive options to purchase up to 6,250 shares of the Company’s common stock. All directors are entitled to an annual bonus of options for 12,500 shares and each committee member is entitled to a further option to purchase up to 1,250 shares of common stock and each committee chairperson to options for an additional 2,100 shares of common stock. In addition, the Chairman and Vice Chairman shall be granted an option to purchase 4,200 shares of the Company’s shares of common stock. In all cases, the options are granted at a per share exercise price equal to the closing price of the Company’s publicly traded stock on the date of grant and the vesting schedule is determined by the Compensation Committee at the time of grant.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2022.

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EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Existing Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	2,825,860	$4.17	1,174,140
Equity compensation plans not approved by security holders	726,780	$4.68	-
Total	3,552,640	$4.27	1,552,834

(1)	Consists of the 2017 Equity Incentive Plan and the Global Share Incentive Plan (2012). For a short description of those plans, see Note 15 to our 2022 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

REPORT OF AUDIT COMMITTEE

The Audit Committee of our Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Capital Market, has furnished the following report:

The Audit Committee assists our Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our Board of Directors, which is available on our website at https://www.orgenesis.com. This committee reviews and reassesses our charter annually and recommends any changes to our Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Kesselman & Kesselman C.P.A.s. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2022, the Audit Committee took the following actions:

●	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management and Kesselman & Kesselman C.P.A.s, our independent registered public accounting firm;

●	Discussed with Kesselman & Kesselman C.P.A.s the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and

●	Received written disclosures and the letter from Kesselman & Kesselman C.P.A.s regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Kesselman & Kesselman C.P.A.s’ communications with the Audit Committee and the Audit Committee further discussed with Kesselman & Kesselman C.P.A.s their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Kesselman & Kesselman C.P.A.s, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Members of the Orgenesis Inc. Audit Committee

David Sidransky
Guy Yachin
Mario Philips

24

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers and directors of the Company and persons who beneficially own more than ten percent (10%) of the Common Stock outstanding to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 or 5) with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file.

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that one report on Form 4 covering one transaction was filed late by David Sidransky, one report on Form 4 covering one transaction was filed late by Yaron Adler, one report on Form 4 covering one transaction was filed late by Mario Philips, one report on Form 4 covering one transaction was filed late by Guy Yachin, and one report on Form 4 covering one transaction was filed late by Ashish Nanda.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as set out below, as of December 31, 2022, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

●	any director or executive officer of our company;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

●	any promoters and control persons; and

●	any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

Pursuant to a financial consulting agreement with Eventus, of which, as previously stated, Mr. Reithinger is the sole shareholder, dated as of August 1, 2014, Mr. Reithinger received $108,000 during the year ended December 31, 2022 and $240,000 during the year ended December 31, 2021 for financial consulting services. Such amounts are included in Mr. Reithinger’s executive compensation presented in the Summary Compensation Table in Item 11 of our Annual Report on Form 10-K for the year ended December 31, 2022. Eventus has agreed to provide financial consulting services to the Company and in consideration for Eventus’ services, the Company agreed to pay Eventus according to its standard hourly rate structure. The term of the consulting agreement was for a period of one year from August 1, 2014 and automatically renews for additional one-year periods upon the expiration of the term unless otherwise terminated. Eventus is owned and controlled by Mr. Reithinger.

Pursuant to our Audit Committee charter adopted in March 2017, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us have or will have a direct or indirect material interest.

Named Executive Officers and Current Directors

For information regarding compensation for our named executive officers and current directors, see “Executive Officer and Director Compensation.”

Director Independence

See “Management and Corporate Governance – Our Board of Directors” above.

25

Proposal No. 1

ELECTION OF DIRECTORS

(Notice Item 1)

On March 22, 2023, our Board of Directors nominated Vered Caplan, Guy Yachin, David Sidransky, Yaron Adler, Ashish Nanda and Mario Philips for election at the annual meeting. If they are elected, they will serve on our Board of Directors until the 2024 annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Vered Caplan, Guy Yachin, David Sidransky, Yaron Adler, Ashish Nanda and Mario Philips as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the Meeting is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF VERED CAPLAN, GUY YACHIN, DAVID SIDRANSKY, YARON ADLER, ASHISH NANDA AND MARIO PHILIPS AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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Proposal No. 2

APPROVAL OF LLC AGREEMENT TERMS WHICH GRANTED CERTAIN RIGHTS TO MM OS HOLDINGS, L.P. WITH RESPECT TO Morgenesis, A SUBSIDIARY OF THE COMPANY, AND THE EXERCISE BY MM OS HOLDINGS, L.P. OF ITS RIGHTS UNDER THE LLC AGREEMENT, EACH AS DESCRIBED IN THE PROXY STATEMENT.

(Notice Item 2)

Our board of directors has determined that it is advisable to approve certain terms of the LLC Agreement entered into in connection with the Unit Purchase Agreement. Under the terms of the Unit Purchase Agreement, our stockholders are required to approve the provisions in the LLC Agreement that grant to MM, among other things:

●	drag-along right with respect to a sale of Morgenesis;
●	rights to exchange its share capital in Morgenesis for our common stock; and
●	put and call rights to put to us (or, at our discretion, to Morgenesis if we or Morgenesis shall then have the funds available to consummate the transaction) MM’s units in Morgenesis or, alternatively, purchase from us its units in Morgenesis.

Background

On November 4, 2022, Orgenesis, Morgenesis LLC, a recently formed subsidiary of Orgenesis holding all the assets of Orgenesis’ point of care services business for treating patients (“POCare Services”), and MM, an affiliate of Metalmark Capital Partners (“Metalmark Capital”), entered into a series of definitive agreements intended to finance, strengthen and expand our POCare Services business. Morgenesis will use the investment to develop and expand its POCare Services business globally, but with an initial focus on the United States. This includes the development of additional POCare Centers, as well as the Orgenesis Mobile Processing Units and Labs (“OMPULs”). OMPULs will allow us to provide biotech companies and hospital systems with global cGMP supply for their cell and gene therapy products at the point of care, with the ability to rapidly grow and scale cell and gene treatments to keep up with ever increasing demand. Metalmark Capital is a leading private equity firm that seeks to build long-term value through active and collaborative partnerships with business owners, founders and executives, with a focus on healthcare, agribusiness, and industrials.

Reasons for Soliciting Stockholder Approval

Pursuant to the LLC Agreement and the Unit Purchase Agreement, we agreed to use commercially reasonable efforts to ensure that our stockholders’ properly approve the LLC Agreement Terms in accordance with law as soon as possible after November 14, 2022 but in any event no later than the earlier of (i) June 14, 2023, and (ii) the date of our 2023 annual meeting (the “Stockholder Approval Deadline”).

Our stockholders’ approval, along with the satisfaction of certain specified net revenue targets by Morgenesis, is required for Morgenesis to be eligible to receive the Future Payments (as defined below); provided that MM may, in its sole discretion, elect to make the Future Payments.

LLC Agreement Terms

Each of the LLC Agreement Terms for which stockholder approval is requested in this Proposal 2 is summarized below:

Drag Along Right.

At any time following the earliest to occur of (x) prior to November 14, 2024 (the “Initial Two Year Period”) or a Material Governance Event (as defined in the LLC Agreement), if MM and Orgenesis approve a sale of Morgenesis or (y) (i) after the Initial Two Year Period or (ii) after the occurrence of a Material Governance Event, if MM or the initial board of managers of Morgenesis (the “Morgenesis Board”), by majority of the members of the Morgenesis Board, with at least one of the MM designated Morgenesis Board members approving the transfer, approves a sale of Morgenesis (an “Approved Sale”), then, subject to notice, MM or Morgenesis can require the members of Morgenesis to sell their units (the “Drag Along Right”) to the purchaser in the Approved Sale. Notwithstanding the foregoing, we are entitled to advise Morgenesis and the Morgenesis Board of our election to be a potential acquiror of Morgenesis. Notwithstanding the foregoing, if MM falls below 50% of its initial holdings in Morgenesis as specified above, then it is no longer entitled to exercise the Drag Along Right. Notwithstanding the foregoing, prior to November, 14, 2025 (the “Initial Three Year Period”), MM and Morgenesis will not be entitled to exercise the Drag Along Right unless the valuation of Morgenesis reflected in the sale is equal to or greater than $300,000,000. If we breach our obligation to effectuate an Approved Sale or otherwise the failure of an Approved Sale to be consummated is primarily attributable to us or our affiliates, then (i) the Morgenesis Board shall be appointed as follows: (a) one manager shall be appointed by us, (b) the Industry Expert Manager (as defined in the LLC Agreement) shall be appointed by MM and (c) three Managers shall be appointed by MM and (ii) MM will have the option to convert all of its preferred units into such number of common units of Morgenesis (“common units”) that represents (on a post-conversion basis) the Applicable Percentage (as defined in the LLC Agreement) of all of the outstanding common units (including any common units to be issued to MM pursuant to the Drag Along Right provision).

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MM’s Exchange Right.

MM is entitled, at any time prior to July 1, 2025, to exchange its units in Morgenesis for our common stock (such exchange option being the “MM Exchange Right”). The amount of our common stock to be received by MM upon exercise of the MM Exchange Right shall be equal to (i) the fair market value of MM’s units to be exchanged, as determined by a nationally recognized independent accounting firm in the United States with experience in performing valuation services selected by MM and us, divided by (ii) the average closing price per share of our common stock during the 30-day period ending on the date on which MM provides us with an exchange notice (the “Exchange Price”); provided, that in no event shall (A) the Exchange Price be less than a price per share that would result in our company having an enterprise value of less than $200,000,000 and (B) the maximum number of shares of our common stock to be issued pursuant to the MM Exchange Right exceed 5,106,596 shares of our common stock, subject to adjustment in the event of any unit splits, reverse splits, unit dividends, recapitalizations or other similar events.

Put/Call Option.

Upon the occurrence of either (i) a Material Governance Event or (ii) failure to approve the Specified Agreement Terms (as defined in the LLC Agreement) by the Stockholder Approval Deadline, MM is entitled, at its option, to put to us (or, at our discretion, to Morgenesis if we or Morgenesis shall then have the funds available to consummate the transaction) its units or, alternatively, purchase from us our units (such purchase right, being the “MM Call Option”). The purchase price for units in Morgenesis under either the put right or the MM Call Option shall be equal to the fair market value of such units as determined by a nationally recognized independent accounting firm selected by MM in its sole discretion; provided, however, that (A) in no event shall the Put Price with respect to Preferred Units be less than $10.00 per Class A Preferred Unit plus the Class A PIK Yield (as defined in the LLC Agreement), $10.00 per Class B Preferred Unit plus the Class B PIK Yield (as defined in the LLC Agreement) or the applicable price per Class C Preferred Unit as set forth in the LLC Agreement, as applicable, to each Preferred Unit and (B) the price per Unit with respect to MM’s Call Option shall not reflect a valuation of Morgenesis of less than $150,000,000.

Notwithstanding the foregoing, in the case of a Material Governance Event, the Put Option (as defined in the LLC Agreement) shall be subject to Orgenesis or Morgenesis having funds available, or being able after using commercially reasonable efforts to raise the necessary funds, to satisfy the purchase price of the Put Option. If Morgenesis or Orgenesis does not pay in full the aggregate purchase price of the Put Option, then the Morgenesis Board shall be appointed as set forth in Section 30(c) of the LLC Agreement, without limiting any other rights and remedies. In the event Orgenesis elects that Morgenesis purchase Units held by MM pursuant to a Put Notice (as defined in the LLC Agreement), Orgenesis shall guarantee all payment obligations of the Company related to such purchase and Orgenesis shall be responsible for all such payment obligations in the event Morgenesis does not promptly and fully satisfy such payment obligations in accordance with Section 39(b) of the LLC Agreement.

Effects of Failure to Approve this Proposal

If our stockholders do not approve this Proposal No. 2 by the Stockholder Approval Deadline, (i) we will not be entitled to receive (but MM may, in its sole discretion, elect to make) the first $10,000,000 future investment or the second future $10,000,000 investment (collectively, the “Future Payments”), which are also contingent upon the satisfaction of certain specified net revenue targets by Morgenesis, and (ii) MM will be entitled to exercise the MM Call Option described above.

OUR BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE LLC AGREEMENT TERMS WHICH GRANTED CERTAIN RIGHTS TO MM OS HOLDINGS, L.P. WITH RESPECT TO MORGENESIS, A SUBSIDIARY OF THE COMPANY, AND THE EXERCISE BY MM OS HOLDINGS, L.P. OF ITS RIGHTS UNDER THE LLC AGREEMENT.

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Proposal No. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 3)

The Audit Committee has appointed Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2023. Kesselman & Kesselman C.P.A.s has served as our independent registered public accounting firm since 2012. Our Board of Directors proposes that the stockholders ratify this appointment. Kesselman & Kesselman C.P.A.s audited our financial statements for the fiscal year ended December 31, 2022. We expect that representatives of Kesselman & Kesselman C.P.A.s will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Kesselman & Kesselman C.P.A.s, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Kesselman & Kesselman C.P.A.s and concluded that Kesselman & Kesselman C.P.A.s has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2024.

The following table presents fees for professional audit services rendered by Kesselman & Kesselman C.P.A.s for the audit of the Company’s annual financial statements for the years ended December 31, 2022 and December 31, 2021, and fees billed for other services rendered by Kesselman & Kesselman C.P.A.s during those periods.

	Year Ended December 31,
Services	2022	2021
Audit Fees (1)	$288,705	$228,188
Audit-Related fees (2)	6,405	16,634
Tax fees (3)	-	29,863
Total fees	$295,110	$274,685

(1)	Audit fees consisted of audit work performed in the preparation and review of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)	Audit related fees consisted principally of audits of employee benefit plans and special procedures related to regulatory filings in 2022.

(3)	The tax fees were paid for reviewing various tax related matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Our Audit Committee preapproves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by our Board of Directors before the respective services were rendered. Our Board of Directors has considered the nature and amount of fees billed by Kesselman & Kesselman and believes that the provision of services for activities unrelated to the audit is compatible with maintaining their respective independence.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KESSELMAN & KESSELMAN C.P.A.S AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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Proposal No. 4

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 4)

We are seeking your advisory vote as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers every three years, and the next such advisory vote will occur at the 2026 Annual Meeting of Stockholders.

Our compensation philosophy is designed to align each executive’s compensation with Orgenesis’ short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2023 annual meeting:

“RESOLVED, that the compensation paid to the named executive officers of Orgenesis Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of the holders of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, this resolution.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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Proposal No. 5

ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(Notice Item 5)

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers (Notice Item 4) should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.

After careful consideration, our Board of Directors recommends that an advisory vote on named executive compensation should be held every three years. Our Board of Directors believes that holding the vote every three years will strike the right balance between gathering frequent feedback from stockholders regarding executive compensation and giving ourselves enough time to implement the feedback received prior to the next vote.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove our Board of Directors’ recommendation. The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

Our board of directors Recommends A Vote To Approve, on an advisory basis, the Frequency of Holding a Vote on the Compensation of our named executive officers Every THREE Years, And Proxies Solicited By Our board of directors Will Be Voted In Favor Of Such Frequency Unless A Stockholder Indicates Otherwise On The Proxy Card.

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CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on the investor relations section of our website, which is located at http://www.orgenesis.com, and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at Orgenesis Inc., 20271 Goldenrod Lane, Germantown, MD, 20876, Attn: Corporate Secretary. We also intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website.

OTHER MATTERS

Our Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2024 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than 120 days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2024 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than the close of business on the 150th day (January 3, 2024) nor later than the close of business on the 120th day (February 9, 2024) prior to the first anniversary of the date of the preceding year’s Annual Meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2024 Annual Meeting is held more than 30 days before or after the first anniversary of the date of the 2023 Annual Meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2024 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Orgenesis Inc., 20271 Goldenrod Lane, Germantown, MD, 20876.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2024 annual meeting, notice must be submitted no later than May 23, 2024 and include all of the information required by Rule 14a-19 under the Exchange Act. However, if the date of the 2024 annual meeting changes by more than 30 days from this year’s Annual Meeting, Rule 14a-19 requires the notice be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting or the tenth (10th) calendar day following the day on which we first publicly announce the date of the 2023 annual meeting.

Germantown, MD

April 21, 2023

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